Exhibit 23

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Four Oaks Fincorp, Inc. on Form S-4 (File No. 333-148944), Form S-8 (File Nos. 333-30677, 333-69792 and 333-152159) and Form S-3 (File No. 333-33527) of
our reports dated March 12, 2009, with respect to the consolidated financial statements of Four Oaks Fincorp, Inc. and the effectiveness of internal control over financial reporting, which reports appear in Four Oaks Fincorp, Inc.'s 2008 Annual Report on Form 10-K.


/s/ Dixon Hughes PLLC

Raleigh, North Carolina
March 12, 2009